                             medix.resources, inc.
                       Connecting the world of healthcare

News Release

CONTACT:

John Prufeta
(212) 697-2509
(212) 681-9817 (fax)

Andrew Brown
(718) 323-7424

        Medix Resources, Inc. Announces the Appointment of Mark W. Lerner as
               Executive Vice President and Chief Financial Officer

                Lerner Replaces Gary L. Smith as Secretary and CFO
                                    -----------

      NEW YORK, June 26, 2002 - Medix Resources, Inc. (AMEX: MXR), a provider of
Internet-based healthcare connectivity and data integration tools, today announced that effective July 1, 2002, Mark W. Lerner will replace Gary L. Smith as the Company's Chief Financial Officer and Secretary.

     Mr. Lerner,  who is 48 years old, will join Medix from  Boardroom,  Inc., a direct  marketing  company  located  in  Greenwich,  Connecticut,  where  he  is currently the Vice President in charge of Finance  Operations  and  Development.
Prior to Boardroom  Inc.,  Mr. Lerner  served as Vice  President and CFO for The
Thompson  Corporation's  Science & Professional  Division and as the Senior Vice
President in charge of  eCommerce  for  Weinstein & Holtzman,  Inc. as well as a variety of executive  positions  within Pfizer Inc. Mr. Lerner holds a BS degree in  Finance  from  Miami  University,  Ohio  and an MBA in  Finance  from  Emory
University. He is also a graduate of Columbia University's Executive Program.

     Mr. Gary L. Smith will formally leave Medix on July 1, 2002 to pursue other opportunities.  Ms. Patricia A. Minicucci, Executive Vice President,  Operations
was appointed as Acting CFO and Secretary in May 2002 to assist with and support the management transition.

     John R. Prufeta,  President and CEO of Medix commented,  "I am very excited to  welcome  Mark to the  Medix  executive  team.  He  brings  the  right mix of background,  skill and  character  to our team and Company and I expect that his addition  will  prove to be an  extraordinary  asset for Medix over the near and long  term."  Mr.  Prufeta  added "I also want to thank  Gary Smith for his many contributions and to wish him well in all future endeavors."

     Mr.  Lerner  stated,  "Medix  is a  Company  that is fully  engaged  in the critical  task of improving  the efficacy of  healthcare  transactions  and I am delighted  to have the  opportunity  to play a role in achieving  that  mission.
Whether measured  through the eyes of shareholders,  physician users or patients themselves,  Medix'  forthcoming  contributions  can be critically  important to solving some of healthcare's most pressing problems and I am personally eager to help shape that future."

About Medix Resources, Inc.

Medix  Resources,  Inc.,  through  its  wholly  owned  subsidiary  Cymedix  Lynx
Corporation,  is the  developer  and  provider of the  Cymedix(R)suite  of fully secure,  Internet-based transaction software products, that enable communication of high value added healthcare  information among physician offices,  hospitals, health  management  organizations  and health  insurance  companies.  Additional information  about Medix Resources and its products and services can be found by visiting  its  Web  sites,  WWW.MEDIXRESOURCES.COM  and  WWW.CYMEDIX.COM,  or by calling (800) 326-8773.

                                       # # #
Information in this press release may contain  forward-looking  statements  that involve risks and  uncertainties  which may adversely  affect Medix's  operating results  in the  future to a  material  degree.  Such  risks  and  uncertainties include,  without  limitation,  the ability of Medix to raise capital to finance the development of its Internet services and related software, the effectiveness and the  marketability of those services,  the ability of the Company to protect its proprietary  information,  and the  establishment of an efficient  corporate
operating   structure  as  the  Company   grows.   These  and  other  risks  and
uncertainties  are  presented in detail in the  Company's  Form 10-K/A for 2001, which was filed with the Securities and Exchange  Commission on May 24, 2002 and
the  Company's  10Q for the First  Quarter  of 2002,  which  was filed  with the
Securities  and  Exchange  Commission  on May  15,  2002.  This  information  is available from the SEC or the Company.